Exhibit 32.1

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of AI DOCUMENT SERVICES, INC. (the "Company") on Form 10-K for the calendar year ended December 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Leonard Armenta, Jr., Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer of the Company, certify that:

1)

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

 Date: April 14, 2015

By: /s/ Leonard Armenta, Jr.

Leonard Armenta, Jr.

Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer